UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2025

EVOFEM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7770 Regents Road, Suite 113-618

San Diego, California 92122

(Address of principal executive offices)

(858) 550-1900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Sixth Amendment to the Amended and Restated Merger Agreement

As previously disclosed in that Current Report on Form 8-K the Company filed with the Securities and Exchange Commission (“SEC”) on July 18, 2024, on July 12, 2024 the Company, Aditxt, Inc., a Delaware Corporation (“Aditxt”) and Adifem, Inc., a Delaware corporation and wholly-owned subsidiary of Aditxt (the “Merger Sub”), entered into the Amended and Restated Agreement and Plan of Merger (as amended August 20, 2024, September 6, 2024, October 2, 2024, November 19, 2024, and March 22, 2025, collectively the “A&R Merger Agreement”), whereby the Merger Sub will merge with and into the Company with the Company being the surviving company and wholly-owned subsidiary of Aditxt (the “Merger”).

On August 26, 2025, the Company, Parent and Merger Sub entered into the Sixth amendment to the A&R Merger Agreement (the “Sixth Amendment”) to:

●	Amend Sections 1.5 and 3.1(b)(ii) to update the definition of “Unconverted Company Preferred Stock” to include Series G-1 Convertible Preferred Stock of the Company;

●	Amend Section 1.6 to update the definition of “Company Shareholder Approval” to include (i) the outstanding shares of Company Common Stock (including all Company Preferred Stock on the basis and to the extend it is permitted to so vote) entitled to vote thereon, and (ii) each series of the Unconverted Company Preferred Stock;

●	Amend Section 6.23 to clarify that the Company will assist in obtaining Exchange Agreements (as defined in the Merger Agreement, as amended) to exchange Company convertible notes and purchase rights for an aggregate of not more than 89,021 shares of Parent Preferred Stock from the applicable Company shareholders;

●	Amend Section 7.2(j) to change the number of dissenting shares to no more than 5,932,818 shares of Common Stock or 202 shares of Preferred Stock;

●

Add a new Section 7.2(k) to require waivers from each holder of the Company’s E-1 Convertible Preferred Stock, with respect to the last sentence of Section 2, the entirety of Section 6, any price adjustment provisions that may be triggered under Section 8(a)(ii), Section 12(c) and Section 12(d) of the Series E-1 Certificate of Designations; and

●	To replace in its entirety, the Certificate of Designation for Exchanged Parent Preferred Stock included as Exhibit C to the A&R Merger Agreement.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Sixth Amendment and does not purport to be a complete description of the Sixth Amendment. Such description is qualified in its entirety by reference to the full text of the Sixth Amendment which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Series G-1 Exchange Agreement

On August 22, 2025, the Company entered into Exchange Agreements with certain investors (the “Investors”) providing for the exchange of senior secured convertible notes due in the aggregate original principal amount of $1,573,000 (the “Notes) into an aggregate 1,573 shares of Series G-1 Convertible Preferred Stock (the “Preferred Shares”) (collectively, the “Offering”). As a result, the Company issued an aggregate 1,573 Preferred Shares in exchange for the outstanding debt held by certain investors in aggregate value of $1,573,000.

Pursuant to the Exchange Agreement, the Company filed Certificate of Designations for the Series G-1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Delaware designating the rights, preferences, and limitations of the shares of Series G-1 Convertible Preferred Stock (“Series G-1 Preferred Stock”). As described below under Item 5.03, the Certificate of Designation will provide, in particular, that the Series G-1 Preferred Stock will have voting rights and dividend rights as described therein.

Item 3.03 Material Modification to Rights of Security Holders

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2025 the Company filed the Certificate of Designations creating the Series G-1 Preferred Stock. The Certificate of Designations, which forms a part of the Company’s Amended and Restated Articles of Incorporation, specifies the terms of the Series G-1 Preferred Stock.

The Certificate of Designations authorizes a total of 5,000 shares of Series G-1 Preferred Stock. The Series G-1 Preferred Stock entitles the holder thereof to vote together with the common shareholders as a single class and to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible. The Series G-1 Preferred Stock has a stated value of $1,000 per share, and is convertible into shares of Common Stock at a rate determined by dividing (i) the stated value of such Series G-1 Preferred Stock shares plus any declared and unpaid dividends on such shares by (ii) the conversion price of $0.0154 per share, subject to adjustment as provided in the Certificate of Designations (the “Conversion Rate”). The Certificate of Designations also provides that in the event of certain “Triggering Events,” any holder may, at any time, convert any or all of such holder’s Series G-1 Preferred Stock at a conversion rate equal to the product of (i) the Alternate Conversion Price (as defined below) and (ii) the quotient of (x) the 25% redemption premium multiplied by (y) the amount of Series G-1 Preferred Stock subject to such conversion. “Triggering Events” include, among others, (i) a failure to timely deliver shares of Common Stock, upon a conversion, (ii) a suspension of trading or the failure to be traded or listed on an eligible market for five consecutive days or more, (iii) the failure to pay any dividend to the holders of Series G-1 Preferred Stock when required, (iv) the failure to remove restrictive legends when required, (v) proceedings for a bankruptcy, insolvency, reorganization or liquidation, which are not dismissed with 30 days, (vi) commencement of a voluntary bankruptcy proceeding, and (vii) final judgments against the Company for the payment of money in excess of $100,000. “Alternate Conversion Price” means the lowest of (i) the applicable conversion price the in effect, (ii) 80% of the volume weighted average price (“VWAP”) of the Common Stock on the trading day immediately preceding the delivery of the applicable conversion notice, (iii) 80% of the VWAP of the Common Stock on the trading day of the delivery of the applicable conversion notice and (iv) 80% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the fifteen (15) consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, divided by (II) three (3). Each holder of Series G-1 Preferred Stock is entitled to receive dividends paid in the form of Common Stock or paid-in-kind as additional shares of Series G-1 Preferred Stock, at the Company’s discretion (the “Dividends”) payable to the holders of the Series G-1 Preferred Stock on a monthly basis.

The foregoing summary description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Important Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company intends to file a proxy statement. The preliminary and definitive proxy statements and other relevant documents will be sent or given to the stockholders of the Company as of the record date established for voting on the proposed Merger and will contain important information about the proposed Merger and related matters. Before making any voting decision, investors and security holders of the Company are urged to read, when available, the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed Merger because these documents will contain important information about the Company, Aditxt and the proposed Merger. When available, the definitive proxy statement will be mailed to the Company’s stockholders as of a record date to be established for voting on the proposed Merger. Aditxt stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and executive officers of the Company in the Company’s public filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Merger will be set forth in the proxy statement for the proposed Merger when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement that the Company intends to file with the SEC, as described in the “Important Information About the Merger and Where to Find It” section of this Current Report on Form 8-K.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Sixth Amendment to the Amended and Restated Merger Agreement, dated August 26, 2025
3.1*	Certificate of Designations of the Series G-1 Preferred Stock
10.1*	Form of Exchange Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Dated: August 26, 2025	By:	/s/ Saundra Pelletier
Saundra Pelletier
Chief Executive Officer